Exhibit 99

   RPC, Inc. to Present at Lehman Brothers 2004 CEO Energy - Power Conference

    ATLANTA, Sept. 8 /PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) today announced that it will present at the Lehman Brothers 2004 CEO Energy / Power Conference on September 9, 2004 at 3:45 PM. Management's remarks will be available in real time at http://www.rpc.net . Playback of the webcast will be available on the website after the presentation.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

For information contact:
BEN M. PALMER                          JIM LANDERS
Chief Financial Officer                Corporate Finance
404.321.2140                           404.321.2162
irdept@rpc.net

SOURCE  RPC, Inc.
    -0-                             09/08/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net , or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.; Lehman Brothers 2004 CEO Energy - Power Conference
ST:  Georgia
IN:  OIL
SU:  CCA MAV